As filed with the Securities and Exchange Commission on September 13, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Continental Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-2099724
(State of incorporation)	(I.R.S. Employer Identification Number)
1600 Smith Street
Houston, Texas 77002
(713) 324-5000
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)
Jennifer L. Vogel, Esq.
Senior Vice President and General Counsel
1600 Smith Street
Department HQSLG
Houston, Texas 77002
(713) 324-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Kevin P. Lewis
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
(713) 758-2222
      Approximate date of commencement of proposed sale to the public:     From time to time after the registration statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Registration
Securities to be Registered	Registered(1)(2)(3)	Offering Price(1)(2)(3)(4)	Fee

Debt Securities

Class B Common Stock(5)

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares(6)

Warrants

Subscription Rights(7)

Pass Through Certificates

Total	$1,000,000,000	$1,000,000,000(8)	$117,700(9)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2)	This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion, exercise or settlement of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(5)	Each share of Class B common stock registered hereunder includes an associated preferred share purchase right, which is not exercisable and is not separately tradable until certain events occur. No separate consideration will be received for the preferred share purchase rights.

(6)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)	Rights evidencing the right to purchase Class B common stock, preferred stock, depositary shares or warrants.

(8)	The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $1,000,000,000, or the equivalent thereof in foreign currencies or composite currencies. The aggregate amount of common stock is further limited in some circumstances to that which is permissible under Rule 415(a)(4).

(9)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 at the statutory rate of $117.70 per $1,000,000 of securities registered. Securities registered under Registration Statement No. 333-71906 having an aggregate offering price of $125,602,500 remain unsold. In accordance with Rule 457(p) under the Securities Act of 1933, the registration fee of $31,400 associated with such securities is offset against the total registration fee due in connection with this Registration Statement. Accordingly, a filing fee of $86,300 is paid herewith.
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Registration Statement contains two separate forms of prospectuses to be used in connection with offerings of (1) debt securities, Class B common stock, preferred stock, stock purchase contracts, stock purchase units, depositary shares, warrants and subscription rights and (2) pass through certificates.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that contains this prospectus and that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2005
PROSPECTUS
CONTINENTAL AIRLINES, INC.
Debt Securities, Common Stock,
Preferred Stock, Stock Purchase Contracts, Stock Purchase Units,
Depositary Shares, Warrants and Subscription Rights
        Continental Airlines, Inc. may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial public offering prices of the securities offered under this prospectus will not exceed $1,000,000,000.
      We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
      Our common stock is listed for trading on the New York Stock Exchange under the symbol “CAL.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Continental,” “we, “us,” our” and the “company” each refers to Continental Airlines, Inc., unless the context indicates otherwise.
      To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

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WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information, or obtain copies (at prescribed rates) by mail from, the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov. You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
FORWARD-LOOKING STATEMENTS
      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.
      Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference.
      All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.
INCORPORATION BY REFERENCE
      The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
      This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K/ A for the year ended December 31, 2004.

•	Our Quarterly Reports on Form 10-Q/ A for the quarter ended March 31, 2005 and on Form 10-Q for the quarter ended June 30, 2005.

•	Our Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) filed with the SEC on January 3, 2005, January 4, 2005, January 6, 2005, February 2, 2005, February 14, 2005, February 17, 2005, February 28, 2005, March 2, 2005, March 4, 2005, March 9, 2005, March 31, 2005, April 4, 2005, April 20, 2005, May 3, 2005, June 2, 2005, June 3, 2005, July 5, 2005, July 20, 2005, August 2, 2005 and September 2, 2005.

•	The description of our common stock contained in our Registration Statement on Form 8-A/ A#3, as filed with the SEC on February 6, 2001.

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•	The description and terms of the preferred share purchase rights associated with our outstanding common stock contained in our registration statement on Form 8-A/ A, as filed with the SEC on March 17, 2004.
      Our SEC file number is 0-9781.
      We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
      You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
Continental Airlines, Inc.
1600 Smith Street,
Dept. HQSEO
Houston, Texas 77002
Attention: Secretary
(713) 324-2950
CONTINENTAL AIRLINES, INC.
      We are the world’s sixth largest airline (as measured by the number of scheduled miles flown by revenue passengers, known as revenue passenger miles, in 2004). Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly-owned subsidiary of ExpressJet Holdings, Inc. from which we purchase seat capacity, and our wholly owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, we operate more than 2,500 daily departures throughout the Americas, Europe and Asia. As of July 31, 2005, we flew to 131 domestic and 123 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. We directly served 23 European cities, eight South American cities, Tel Aviv, Hong Kong, Beijing and Tokyo as of July 31, 2005. In addition, we provide service to more destinations in Mexico and Central America than any other U.S. airline, serving 41 cities. Through our Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.
      We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.
USE OF PROCEEDS
      Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness and the funding of a portion of our pension liabilities, and our working capital requirements.

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RATIO OF EARNINGS TO FIXED CHARGES
      The ratios of our “earnings” to our “fixed charges” for the six months ended June 30, 2005 and for each of the years 2000 through 2004 were:

Six Months Ended
	Year Ended December 31,
June 30,
2005	2004	2003	2002	2001	2000

(1)	(2)	1.14	(3)	(4)	1.49

(1)	For the six months ended June 30, 2005, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $97 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $490 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $658 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $161 million to achieve a ratio of earnings to fixed charges of 1.0.
      The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, “earnings” means the sum of:

•	our pre-tax income (loss) adjusted for undistributed income of companies in which we have a minority equity interest; and

•	our fixed charges, net of interest capitalized.
      “Fixed charges” represent:

•	the interest we pay on borrowed funds;

•	the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

•	that portion of rentals considered to be representative of the interest expense.
DESCRIPTION OF DEBT SECURITIES
      The following description sets forth certain general terms and provisions of our debt securities, consisting of notes, debentures or other evidences of indebtedness, that we may offer by this prospectus. We will describe the particular terms of debt securities, and provisions that vary from those described below, in one or more prospectus supplements.
      We may offer under this prospectus up to $1.0 billion total principal amount of debt securities, or its equivalent if debt securities are issued at a discount or in a foreign currency or currency units. We may issue the debt securities in registered or bearer form. The debt securities we offer pursuant to this prospectus will be unsecured obligations unless otherwise specified in the applicable prospectus supplement. We may issue the debt securities as unsubordinated or senior debt securities, or as subordinated debt securities. The senior debt securities will rank equally in right of payment with all our current and future unsubordinated indebtedness, and the subordinated debt securities will be subordinated in right of payment to all our senior indebtedness, as described below under “— Subordination of Subordinated Debt Securities.”

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      As required by U.S. law, debt securities are governed by a document called an “indenture.” The indenture is a contract between us and an entity named in this prospectus or a prospectus supplement which acts as trustee. The trustee has two main roles:

•	the trustee can enforce your rights, including rights you have against us if we default; and

•	the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.
      Senior debt securities will be issued under a senior debt indenture entered into between us and J. P. Morgan Trust Company, National Association (as successor in interest to Bank One, N.A.), as trustee, dated as of July 15, 1997. Subordinated debt securities will be issued under a subordinated debt indenture between us and a trustee we name when the subordinated debt securities are issued. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the “indentures.” We have filed the senior indenture and a form of the subordinated indenture as exhibits to this registration statement of which this prospectus is a part.
      The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. You should not rely on this summary, because the indentures define your rights as a holder of the debt securities.
General
      The indentures do not limit the total principal amount of debt securities that may be issued and provide that debt securities may be issued from time to time in one or more series. We will set forth in a prospectus supplement a description of the series of debt securities being offered, including some or all of the following:

•	the title of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities;

•	the date or dates on which principal will be payable or how to determine such dates;

•	the rate or rates of interest or the method of determination of interest rate; the date from which interest will accrue or the method by which such date may be determined; the dates on which interest will be payable (“Interest Payment Dates”); and any record dates for the interest payable on such Interest Payment Dates;

•	any obligation or option we may have to redeem, purchase or repay debt securities, or any option of the holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which such debt securities will be redeemed, purchased or repaid;

•	any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions governing such conversion or exchange;

•	the denominations in which such debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof for registered securities or if other than denominations of $5,000 for bearer securities);

•	whether such debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for such global debt securities;

•	the currency and denominations of the debt securities;

•	the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities, if other than 100% of the principal amount;

•	the person to whom any interest on any debt security will be payable, if other than the person in whose name the debt security is registered on the applicable record date;

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•	any addition to, or modification or deletion of, any event of default or any covenant with respect to the debt securities;

•	the application, if any, of defeasance or covenant defeasance discussed below;

•	any provisions relating to the registration and exchange of the debt securities; and

•	any other terms of the series of debt securities.
      The holders of our debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries because such creditors will have a direct claim against any assets of such subsidiaries upon their liquidation or reorganization. By contrast, as a holder of our debt securities (whether senior or subordinated debt securities), you will have only an indirect claim against the assets of our subsidiaries that derives through our ownership of the capital stock of our subsidiaries. Consequently, as a holder of debt securities, your right to participate in those assets will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors). In addition, the holders of our debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the holders of our secured debt to the extent of the collateral securing such debt.
      Except as may be set forth in a prospectus supplement, the indentures also do not limit the aggregate amount of unsecured indebtedness that we or our subsidiaries may incur.
      Unless we indicate differently in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully registered form without coupons. If debt securities are issued in bearer form, we will set forth the special restrictions and considerations applicable to such debt securities in a prospectus supplement. Bearer debt securities will be transferable by delivery of the security by the transferring holder to the new holder, and the transfer will not be registered or recorded by the trustee or us.
      We may sell the debt securities for an amount less than their stated principal amount, bearing no interest or bearing a below market rate of interest. We will provide you with information on the federal income tax consequences and other special considerations applicable to any of these debt securities in a prospectus supplement.
      If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium and/or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, federal income tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currency units will be set forth in a prospectus supplement.
Denominations, Payment, Registration, Transfer and Exchange
      We will issue registered debt securities in denominations of $1,000 and multiples of $1,000, and we will issue bearer debt securities in $5,000 denominations or, in each case, in such other denominations and currencies established by the terms of the debt securities of any particular series. Unless we provide otherwise in a prospectus supplement, we will make payments in respect of the debt securities, subject to any applicable laws and regulations, in the designated currency and at the office or agency as we may designate from time to time. At our option, however, we may make interest payments on debt securities in registered form:

•	by checks mailed by the trustee to the holders of the debt securities entitled to payment at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to payment as specified in the register of the debt securities maintained by the trustee.

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      We will pay installments of interest on debt securities:

•	in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for such interest, unless otherwise provided in a prospectus supplement; or

•	in bearer form at such paying agencies outside the United States as we may appoint from time to time, in the currency and in the manner designated in a prospectus supplement, subject to any applicable laws and regulations.
      The paying agents outside the United States, if any, whom we initially appoint for a series of debt securities will be named in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, provided that, in the case of:

•	registered debt securities, we will be required to maintain at least one paying agent in each place of payment for any series; and

•	bearer debt securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of any series and any related coupons may be presented and surrendered for payment.
      We will have the right to require a holder of any debt security, in connection with the payment of the principal of, premium and/or interest, if any, on any debt security, to certify certain information to us for tax purposes. In the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.
      Unless we provide otherwise in a prospectus supplement, you may transfer debt securities in registered form at the agency we designate from time to time. You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay for any tax or other governmental charge imposed in connection with the transfer or exchange.
      If we redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered debt securities, and (B) the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer debt securities, or the mailing of the relevant notice of redemption, if debt securities of the series are also issuable as registered debt securities and there is no publication;

•	register the transfer of or exchange any registered debt securities called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption.
Subordination of Subordinated Debt Securities
      Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.
      The payment of the principal of, premium, and/or interest, if any, on, and the redemption or repurchase of, the subordinated debt securities and coupons will be subordinated and junior in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our “senior indebtedness” (as defined below). Generally, the subordinated debt securities will rank equally in right of payment with all of our existing and future subordinated indebtedness other than any future subordinated indebtedness or other subordinated obligations which we specify will rank junior to the subordinated debt

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securities. Notwithstanding the preceding, payment from the money or the proceeds of U.S. government obligations held in any defeasance trust described under “— Defeasance; Satisfaction and Discharge” below is not subordinate to any senior indebtedness or subject to the restrictions described herein.
      Senior indebtedness consists of the following types of obligations, in each case subject to the exceptions enumerated below:

•	the principal of, premium, if any, interest, if any, and other amounts in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us, in each case that is not, by its terms, subordinated to other indebtedness;

•	all of our capital lease obligations;

•	all of our obligations issued or assumed as the deferred purchase price of property;

•	all of our conditional sale obligations;

•	all of our obligations under any title retention agreement (excluding trade accounts payable arising in the ordinary course of business);

•	all of our obligations for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction;

•	all obligations (of the type referred to in the first six bullet points above) of other persons for which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations (of the type referred to in the first six bullet points above) of other persons secured by any lien on any of our properties or assets (whether or not such obligation is assumed by us).
      Except as set forth in the applicable prospectus supplement, senior indebtedness will not include the following:

•	indebtedness that is subordinated to or pari passu with the subordinated debt securities;

•	indebtedness between or among us and our affiliates that ranks pari passu with, or junior to the subordinated debt securities;

•	our $100 million of Floating Rate Secured Subordinated Notes due December 2007;

•	our guarantee of certain payments under the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II; and

•	our 6% Convertible Junior Subordinated Debentures due 2030.
      The senior indebtedness will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness. Except as set forth in the applicable prospectus supplement, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities and coupons will rank senior in right of payment to our guarantee of certain payments under the 6% Convertible Preferred Securities, Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II and our 6% Convertible Junior Subordinated Debentures due 2030.
      No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the subordinated debt securities or any coupon or any deposit pursuant to the provisions described under “— Defeasance; Satisfaction and Discharge” below may be made by us if there is a default in the payment of principal, premium, if any, sinking funds or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any senior indebtedness. Similarly, no payment may be made if any other event of default with respect to any senior indebtedness, permitting the holders of senior indebtedness to accelerate the maturity thereof, has occurred and has not been cured, waived or ceased to exist after written notice to us and the trustee by any holder of senior indebtedness. Upon any

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acceleration of the principal due on the subordinated debt securities or payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, all principal, premium, if any, sinking funds and interest or other amounts due on all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive any payment. Because of such subordination, if we become insolvent, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities. Furthermore, such subordination may result in a reduction or elimination of payments to the holders of the subordinated debt securities.
      The subordinated indenture does not limit our ability to incur senior indebtedness or any other indebtedness.
Global Debt Securities
      The debt securities of a series may be issued in whole or in part in global form that will be deposited with a depositary or with a nominee for the depositary identified in a prospectus supplement. In such case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the total principal amount of outstanding debt securities of the series to be represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a registered global security may not be registered for transfer or exchange except as a whole by the depositary, the depositary’s nominee or their respective successors as described in the applicable prospectus supplement.
      The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in a prospectus supplement. We expect that the following provisions will apply to depositary arrangements.
      Upon the issuance of any registered global security, and the deposit of such security with or on behalf of the appropriate depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of institutions or participants that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if we offer and sell such debt securities directly.
      Ownership of beneficial interests in a registered global security will be limited to participants of the depositary (which are usually large investment banks, retail brokerage firms, banks and other large financial institutions) and persons that hold interests through participants. Ownership of beneficial interests by participants in a registered global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary for that security or its nominee. Ownership of beneficial interests in a registered global security by persons who hold through participants will be shown on, and the transfer of those ownership interests within that participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The preceding limitations and such laws may impair the ability to transfer beneficial interests in registered global securities.
      So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that registered global security. Unless otherwise specified in a prospectus supplement and except as specified below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities of the series represented by the registered global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities of such series in certificated form; or

•	be considered the holders of the debt securities for any purposes under the indentures.

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      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures.
      The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indentures. Unless otherwise specified in a prospectus supplement, payments with respect to principal, premium and/or interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security.
      We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices in the securities industry, as is now the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of such participants. Neither we nor the trustee or any agent of ours will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      Unless otherwise specified in a prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the registered global security. In addition, the indentures provide that we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing such debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a registered global security representing such series of debt securities may receive, on terms acceptable to us and the depositary for such registered global security, debt securities of such series in certificated form registered in the name of such beneficial owner or its designee.
Consolidation, Merger and Conveyance of Assets as an Entirety
      Each indenture provides that we will not merge or consolidate with or into any other entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all our assets unless:

•	in the case of a merger or consolidation, we are the surviving corporation or the entity formed by such consolidation or into which we are merged or consolidated or the entity which acquires or which leases all or substantially all our assets is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, all our obligations under the debt securities, any related coupons and under the indenture;

•	immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing; and

•	certain other conditions are met.
      If a successor corporation assumes our obligations, the successor will succeed to and be substituted for us under the indentures, the debt securities and any related coupons. Consequently, all of our obligations will terminate, except in the case of a lease. If any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction occurs, the holders of the debt securities will not have

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the right to require redemption of their securities or similar rights unless otherwise provided in a prospectus supplement.
Events of Default
      An “Event of Default” occurs with respect to debt securities of any series if any of the following occurs:

•	we fail to pay any interest on any debt securities of that series or any related coupon or any other amount applicable to such series as specified in the applicable prospectus supplement within 30 days of the due date;

•	we fail to pay principal or premium on any debt securities of that series on its due date;

•	we fail to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

•	we default for 60 days after notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in the performance of any other agreement applicable to the debt securities of that series; and

•	certain events in bankruptcy, insolvency or reorganization occur; or

•	any other Event of Default specified in the prospectus supplement applicable to such series occurs.
      An Event of Default with respect to a particular series of debt securities will not necessarily be an Event of Default with respect to any other series of debt securities.
      The indentures provide that, if an Event of Default occurs with respect to the debt securities of any series and is continuing, the trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the trustee for such series, if notice is given by the holders of debt securities), may declare the principal (or, if the debt securities of that series are original issue discount debt securities or indexed debt securities, such portion of the principal amount specified in the prospectus supplement) of all the debt securities of that series to be due and payable.
      The indentures provide that the trustee for any series of debt securities will give to the holders of the debt securities of that series notice of all uncured Defaults (as defined below) within 90 days after the occurrence of a Default. However, such notice will not be given until 60 days after the occurrence of a Default with respect to the debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, and/or interest, if any, or make a mandatory sinking fund payment. Further, except in the case of default in payment on the debt securities of that series, the trustee may withhold the notice if and so long as a committee comprised of certain officers of the trustee determines in good faith that withholding such notice is in the interests of the holders of the debt securities of that series. “Default” means any event which is, or, after notice or passage of time or both, would be, an Event of Default.
      Under the indentures, the trustee is under no obligation to exercise any of its rights or powers at the request of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to such provision for indemnification, the indentures provide that the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected with each series voting as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. We are required to file annually with the trustee a certificate as to our compliance with all conditions and covenants under indentures.
      By notice to the trustee, the holders of not less than a majority in total principal amount of any series of debt securities may waive any past Default or Event of Default with respect to that series and its consequences, except a Default or an Event of Default based on the payment of the principal of, premium,

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if any, or interest, if any, on any debt security of a series and certain other defaults. Further, such majority holders may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained by the trustee), if all existing Defaults and Events of Default with respect to that series (other than the non-payment of the principal of that series that has become due solely by the declaration of acceleration) have been cured or waived.
Modification of Indenture
      Without Holder Consent. Without the consent of any holders of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to our company and the assumption of our covenants by the successor; or

•	to add one or more covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us; or

•	to add any additional Events of Default for all or any series of debt securities; or

•	to add or change any provisions to such extent as necessary to facilitate the issuance of debt securities in bearer or in global form; or

•	to provide security for the debt securities of any series; or

•	to establish the form or terms of debt securities of any series; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•	to add to, change or eliminate any provision affecting debt securities not yet issued; or

•	to cure any ambiguity, to correct any mistake or inconsistency or to facilitate the defeasance or discharge of any series of debt securities or make any other changes that do not adversely affect the interests of the holders of debt securities of any series in any material respect.
      With Holder Consent. Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the indentures or debt securities pursuant to a supplemental indenture. However, no amendment may, without the consent of the holder of each outstanding debt security directly affected thereby,

•	change the stated maturity of the principal or interest on any debt security, or reduce the principal amount, interest rate or premium payable with respect to any debt security or change the currency in which any debt security is payable, or impair the right to bring suit to enforce any such payment; or

•	reduce principal payable upon acceleration of the maturity of an original issue discount debt security; or

•	reduce the percentages of holders whose consent is required to amend the indentures or to waive compliance with certain provisions of the indentures or certain defaults; or

•	change our obligation to maintain an office or agency in the places and for the purposes specified in the indentures; or

•	modify any of the preceding provisions.
      A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of debt securities of one or more particular series of debt securities will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

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Defeasance; Satisfaction and Discharge
      If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their stated maturity date. We may elect either:

•	to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) (“defeasance”); or

•	to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”).
      To elect either option, we must deposit with the trustee for such series an amount of money and/or government obligations sufficient to pay the principal of, premium and/or interest, if any, on such debt securities to stated maturity or redemption, as the case may be, and any mandatory sinking fund payments.
      Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities of or within any series and any related coupons and to have satisfied all of our other obligations with respect to such debt securities and coupons, except for:

•	the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

•	certain other obligations as provided in the indentures.
      Upon the occurrence of a covenant defeasance, we will:

•	be released only from our obligations to comply with certain covenants contained in the indentures;

•	continue to be obligated in all other respects under the defeased debt securities; and

•	continue to be contingently liable with respect to the payment of principal, premium and/or interest, if any, with respect to the defeased debt securities.
      Unless otherwise specified in the applicable prospectus supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•	the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable indenture;

•	certain bankruptcy related Defaults or Events of Default must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after such date;

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the defeased debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	any additional conditions to the defeasance or covenant defeasance which may be imposed on us pursuant to the applicable indenture.
      A nationally recognized firm of independent public accountants must deliver a written certification to the trustee as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities. As holders of the debt securities, you will not have any recourse against such firm. If government obligations deposited with the trustee for the defeasance of the debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and you will have no additional recourse against us, as a result of such decrease in value or default.
      We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated

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because of an Event of Default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest, if any, then due on the defeased debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.
      A prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to debt securities of or within a particular series.
      In addition, we may satisfy and discharge either indenture with respect to any series of debt securities and as a result we will be relieved of our obligations with respect to the debt securities of that series, other than our obligations with respect to registration of transfer and exchange of such debt securities and the replacement of lost, stolen or mutilated debt securities, provided that either:

(1) we deliver all debt securities of that series previously authenticated and delivered and any related coupons (other than (a) coupons pertaining to certain bearer securities, (b) debt securities and coupons that have been replaced as destroyed, lost or stolen and (c) debt securities and coupons for which payment amounts have been deposited in trust and after two years repaid to us) to the trustee for cancellation; or

(2) all such debt securities and any related coupons not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and, in the case of this clause (2), we have deposited with the trustee in trust an amount of the currency in which that series is payable sufficient to pay the entire indebtedness on such debt securities and coupons, including interest to the date of deposit (in the case of debt securities that have become due and payable) or to their stated maturity or applicable redemption date.
The Trustee
      The trustee under the senior debt indenture is J. P. Morgan Trust Company, National Association (as successor in interest to Bank One, N.A.). The trustee under the subordinated debt indenture will be named when the subordinated debt securities are issued. If more than one series of debt securities is outstanding under an indenture, a trustee may serve as trustee with respect to the debt securities of one or more of such series. If more than one series of debt securities is outstanding under an indenture, the holders of a majority in total principal amount of each such series at any time outstanding may remove the trustee with respect to such series (but not as to any other series) by notifying the trustee and us and may appoint a successor trustee for such series with our consent.
      Each indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions; however, if after an Event of Default has occurred and is continuing, the trustee acquires any conflicting interest (as specified in the Trust Indenture Act of 1939) it must eliminate such conflict or resign.
Governing Law
      The indentures and the debt securities will be governed by the laws of the State of New York.

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DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
      Our authorized capital stock currently consists of 200 million shares of Class B common stock, which we refer to as the common stock, and 10 million shares of preferred stock. As of August 31, 2005, we had outstanding 67,048,822 shares of Class B common stock and one share of Series B preferred stock.
      This section contains a description of our common stock and preferred stock that we may offer by this prospectus as well as the terms of our Series B preferred stock which may affect our common stock and preferred stock that we may offer by this prospectus. The following discussion is not meant to be complete and is qualified by reference to our certificate of incorporation, bylaws and the rights agreement that we describe in this section. For more information, you should read “Where You Can Find More Information.”
Description of Common Stock
      Rights to Dividends and on Liquidation, Dissolution or Winding Up. Common stockholders participate ratably in any dividends or distributions on the common stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.
      Preemptive and Other Subscription Rights. Common stockholders do not have preemptive, subscription, conversion or redemption rights, and are not subject to further capital calls or assessments.
      No Cumulative Voting Rights. Common stockholders do not have the right to cumulate their votes in the election of directors.
      Voting. Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except that voting rights of non-U.S. citizens are limited as described under “— Limitation on Voting by Foreign Owners.”
Description of Preferred Stock
      The following summary describes certain general terms of our authorized preferred stock.
      We may issue preferred stock from time to time in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock in one or more series, to fix the number of shares of the series and to establish the designations, powers, preferences and relative, participating, optional or other special rights of the preferred stock. Our board of directors may also fix the qualifications, limitations or restrictions, if any, of the preferred stock, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption rights and prices, conversion or exchange rights and liquidation preferences of the shares of the series, in each case without any further action or vote by our stockholders.
      If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	the liquidation preference of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

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•	whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications and limitations of the preferred stock.
Limitation on Voting by Foreign Owners
      Our certificate of incorporation provides that shares of capital stock may not be voted by or at the direction of persons who are not citizens of the United States unless the shares are registered on a separate stock record. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. For purposes of the certificate of incorporation, “U.S. citizen” means:

•	an individual who is a citizen of the United States; or

•	a partnership each of whose partners is an individual who is a citizen of the United States, or a corporation or association organized under the laws of the United States or a state, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.
      Our bylaws provide that no shares will be registered on the foreign stock record if the amount so registered would exceed the restrictions described above or adversely affect our operating certificates or authorities. Registration on the foreign stock record is made in chronological order based on the date we receive a written request for registration.
Preferred Stock Purchase Rights
      General. One preferred stock purchase right is currently associated with each outstanding share of our common stock. Each of these preferred stock purchase rights entitles the registered holder to purchase from us one one-thousandth of a share of our Series A junior participating preferred stock at a purchase price of $200 per one one-thousandth of a share, subject to adjustment.
      The preferred stock purchase rights will have anti-takeover effects. The preferred stock purchase rights could cause substantial dilution to a person or group that attempts to acquire us and effect a change in the composition of our board of directors on terms not approved by our board of directors, including by means of a tender offer at a premium to the market price. Subject to restrictions and limitations contained in our charter, the preferred stock purchase rights should not interfere with any merger or business combination approved by our board of directors, because we may redeem the preferred stock purchase rights at the redemption price prior to the time that a person has become an acquiring person or amend the preferred stock purchase rights to make them inapplicable to the approved transaction.
      The following summary of the material terms of the preferred stock purchase rights is not meant to be complete and is qualified by reference to the rights agreement that governs the issuance of the rights. See “Where You Can Find More Information.”
      Evidence and Transferability of Preferred Stock Purchase Rights. The preferred stock purchase rights will be evidenced by the certificates representing shares of common stock until the earlier to occur of:

•	10 days following a public announcement or public disclosure of facts made by us or an acquiring person that a person or group of affiliated or associated persons has become an acquiring person, which occurs, generally, when that person or group has acquired beneficial ownership of common stock representing 15% or more of the total number of votes entitled to be cast by the holders of common stock then outstanding; and

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•	10 business days, or a later date established by our board of directors before the time any person or group becomes an acquiring person, following the commencement of, or the first public announcement of an intention of any person or group to make, a tender offer or exchange offer that, if completed, would result in the beneficial ownership by a person or group of shares of common stock representing 15% or more of such number of votes.
      Until the rights distribution date or the earlier redemption or expiration of the preferred stock purchase rights:

•	the preferred stock purchase rights will be transferred only with the transfer of shares of common stock;

•	certificates representing shares of common stock which become outstanding after the record date for the initial distribution of the rights, will contain a notation incorporating the terms of the preferred stock purchase rights by reference; and

•	the surrender for transfer of any certificate representing shares of common stock will also constitute the transfer of the preferred stock purchase rights associated with the shares of common stock represented by that certificate.
      As soon as practicable following the rights distribution date, separate certificates evidencing the preferred stock purchase rights will be mailed to holders of record of the shares of common stock as of the close of business on the rights distribution date and those separate preferred stock purchase rights certificates alone will evidence the rights.
      Exempt Persons. We and certain persons affiliated with us are exempt from the definition of acquiring person. An exception to the definition of acquiring person in the rights agreement permits an institutional investor to be or become the beneficial owner of our common stock representing 15% or more of the voting power of the common stock then outstanding, subject to certain limitations described below, without becoming an acquiring person, as long as the institutional investor continues to be an institutional investor. Generally, an institutional investor is a person who, as of January 31, 2000:

•	beneficially owned more than 14% of the voting power of our common stock then outstanding;

•	had a Schedule 13G on file with the SEC with respect to its holdings;

•	is principally engaged in the business of managing investment funds for unaffiliated securities investors;

•	acquires the common stock pursuant to trading activities undertaken in the ordinary course of such person’s business not with the purpose or effect of exercising or influencing control over us; and

•	is not obligated to and does not file a Schedule 13D with respect to our securities.
      If our board of directors determines that a person is no longer an institutional investor, then this person will be required to divest itself as promptly as practicable of a sufficient number of shares of common stock so that this person beneficially owns less than 15% of the voting power of our common stock then outstanding.
      If our board of directors determines that this person does not divest itself of common shares as required, then this person will be or become an acquiring person under the rights agreement.
      Exercisability of Rights. The preferred stock purchase rights are not exercisable until the preferred stock purchase rights distribution date. The preferred stock purchase rights will expire on November 20, 2008, unless the expiration date is extended or unless the preferred stock purchase rights are earlier redeemed or exchanged by us, in each case, as described below.
      If any person becomes an acquiring person, each holder of a preferred stock purchase right (other than preferred stock purchase rights beneficially owned by the acquiring person, which will be void) will, after the date that any person became an acquiring person, have the right to receive, upon exercise of

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those preferred stock purchase rights at the then current exercise price, that number of shares of common stock, or cash or other securities or assets in certain circumstances, having a market value of two times the exercise price of the preferred stock purchase right. If, at any time on or after the date that any person has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each holder of a preferred stock purchase right will, after the date of that transaction, have the right to receive, upon the exercise of those preferred stock purchase rights at the then current exercise price of the preferred stock purchase right, that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the exercise price of the preferred stock purchase right.
      The purchase price payable, and the number of shares of junior preferred stock or other securities or property issuable, upon exercise of the preferred stock purchase rights are subject to adjustment from time to time to prevent dilution in some circumstances.
      Until a preferred stock purchase right is exercised, the holder of a preferred stock purchase right will have no rights as a stockholder of our company, including the right to vote or to receive dividends.
      From and after the occurrence of an event described in Section 11(a)(ii) of the rights agreement, if rights are or were, at any time on or after the earlier of (1) the date of such event and (2) the distribution date, acquired or beneficially owned by an acquiring person or an associate or affiliate of an acquiring person, such rights shall become void, and any holder of such rights shall thereafter have no right to exercise such rights.
      Terms of Junior Preferred Stock. Shares of junior preferred stock, which may be purchased upon exercise of the preferred stock purchase rights, will not be redeemable. Each share of junior preferred stock will be entitled to receive when, as and if declared by the board of directors, out of funds legally available for the purpose, an amount per share equal to 1,000 times the cash or non-cash dividend declared per share of common stock. In the event of liquidation, the holders of the junior preferred stock will be entitled to receive an aggregate payment equal to 1,000 times the payment made per share of common stock. Each share of junior preferred stock will have 1,000 votes, together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the common stock is exchanged, each share of junior preferred stock will be entitled to receive an amount equal to 1,000 times the amount received per share of common stock. The rights are protected by customary antidilution provisions.
      Exchange or Redemption. At any time after any person becomes an acquiring person, and prior to the acquisition by any person or group of a majority of the voting power, our board of directors may exchange the rights (other than rights owned by such acquiring person which have become void), in whole or in part, at an exchange ratio of one share of common stock per right (subject to adjustment). We may, at our option, substitute preferred shares or common stock equivalents for common stock, at the rate of one one-thousandth of a preferred share for each share of common stock (subject to adjustment). No fractional share of common stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the share of common stock on the last trading day prior to the date of exchange.
      At any time prior to any person becoming an acquiring person, our board of directors, by the required board vote, may redeem the rights in whole, but not in part, at a redemption price of $.001 per right. The redemption of the rights may be made effective at the time, on any basis and subject to the conditions which our board of directors may establish. Immediately upon any redemption of the rights (or upon a later date specified by our board of directors in the resolution approving a redemption), the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. The redemption of the rights may be subject to certain restrictions and limitations contained in our charter.
      Our board of directors, by the required board vote, may amend the terms of the rights without the consent of the holders of the rights, except that from the time any person becomes an acquiring person, no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person

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and its affiliates and associates). The right of our board of directors to amend the rights agreement may be subject to certain restrictions and limitations contained in our charter.
Series B Preferred Stock
      We have one outstanding share of Series B preferred stock, which is owned by Northwest Airlines, Inc. Set forth below is a description of some of the material provisions of the Series B preferred stock.
      Ranking. The Series B preferred stock ranks junior to all classes of our capital stock other than our common stock upon liquidation, dissolution or winding up of our company.
      Dividends. No dividends are payable on our Series B preferred stock.
      Voting Rights. The holder of the Series B preferred stock has the right to block certain actions we may seek to take, including:

•	certain business combinations and similar changes of control transactions involving us and a third party major air carrier;

•	certain amendments to our rights plan (or redemption of those rights);

•	any dividend or distribution of all or substantially all of our assets; and

•	certain reorganizations and restructuring transactions involving us.
      Redemption. The Series B preferred stock is redeemable by us at a nominal price under the following circumstances:

•	Northwest Airlines, Inc. transfers or encumbers the Series B preferred stock;

•	there is a change of control of Northwest Airlines Corporation or Northwest Airlines, Inc. (or certain related entities that own a majority of the airline assets of Northwest Airlines Corporation or Northwest Airlines, Inc.) involving a third party major air carrier;

•	our alliance with Northwest Airlines, Inc. terminates or expires (other than as a result of a breach by us); or

•	Northwest Airlines Corporation or Northwest Airlines, Inc. (or certain related entities) materially breaches their standstill obligations to us or triggers our rights agreement (described above under “— Preferred Stock Purchase Rights”).
Corporate Governance and Control
      Our certificate of incorporation provides that our board of directors will consist of a number of directors as may be determined from time to time by the board of directors in accordance with the bylaws. Our board of directors currently consists of 11 directors elected by common stockholders, subject to the rights of preferred stockholders to elect additional directors as set forth in any preferred stock designations.
Business Combinations
      Our certificate of incorporation provides that we are not governed by Section 203 of the General Corporation Law of Delaware which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations.
Procedural Matters
      Our bylaws require stockholders seeking to nominate directors or propose other matters for action at a stockholders’ meeting to give us notice within specified periods in advance of the meeting and to follow certain other specified procedures.

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Change of Control
      Because a separate class vote is required pursuant to the terms of the Series B preferred stock in connection with some changes of control requiring stockholder approval as described under “— Series B Preferred Stock — Voting Rights,” a change of control of our company could be delayed, deferred or prevented.
      In addition, the existence of the preferred stock purchase rights may have the effect of delaying or preventing a change of control of our company. See “— Preferred Stock Purchase Rights” above.
Limitation of Director Liability and Indemnification
      Our certificate of incorporation provides, to the full extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As required under current Delaware law, our certificate of incorporation and bylaws currently provide that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	or acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.
      However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Our certificate of incorporation further provides that we will indemnify each of our directors and officers to the full extent permitted by Delaware law and may indemnify certain other persons as authorized by the Delaware General Corporation Law. These provisions do not eliminate any monetary liability of directors under the federal securities laws.
DESCRIPTION OF DEPOSITARY SHARES
      We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
      We have summarized selected provisions of the deposit agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the deposit agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

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Dividends
      The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or us on account of taxes.
      In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
      Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares
      Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.
Voting of Underlying Shares
      Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.
Amendment and Termination of Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the deposit agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders

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of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
      The deposit agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.
Notices
      Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.
Limitation of Liability
      The deposit agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us or it to be competent and on documents believed by us or them to be genuine.
DESCRIPTION OF WARRANTS
      We may issue warrants to purchase any of our securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement, to be entered into between us and a warrant agent specified in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

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•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
DESCRIPTION OF SUBSCRIPTION RIGHTS
General
      We may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

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      The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights issued to each stockholder,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
      Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
      Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
      Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

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•	directly to our stockholders; or

•	through a combination of any such methods of sale.
      In addition, we may issue the securities as a dividend or distribution to our stockholders.
      The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.
      If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.
      We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
      If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.
      Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our stockholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.
      Subject to the limitations under Rule 415(a)(4)(ii) under the Securities Act, we may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

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      Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.
      Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
      If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
      Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.
      Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Securities Exchange Act of 1934. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.
      Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
      Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

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      The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.
LEGAL MATTERS
      Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.
EXPERTS
      Our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K/ A for the year ended December 31, 2004, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that we did not maintain effective internal control over financial reporting as of December 31, 2004, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that contains this prospectus and that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2005
PROSPECTUS
CONTINENTAL AIRLINES, INC.
Pass Through Certificates

       This prospectus relates to pass through certificates to be issued by one or more trusts that we will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust.
      We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
      This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the pass through certificates described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the pass through certificates we may offer. Each time we offer pass through certificates, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the pass through certificates being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. In this prospectus, “Continental,” “we, “us,” our” and the “company” each refers to Continental Airlines, Inc., unless the context indicates otherwise.
      To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information, or obtain copies (at prescribed rates) by mail from, the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov. You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
FORWARD-LOOKING STATEMENTS
      This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will result,” or words or phrases of similar meaning.
      Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference.
      All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above.
INCORPORATION BY REFERENCE
      The SEC allows us to incorporate by reference the information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
      This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and that are not delivered with this prospectus. They contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K/ A for the year ended December 31, 2004.

•	Our Quarterly Reports on Form 10-Q/ A for the quarter ended March 31, 2005 and on Form 10-Q for the quarter ended June 30, 2005.

•	Our Current Reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) filed with the SEC on January 3, 2005, January 4, 2005, January 6, 2005, February 2, 2005, February 14, 2005, February 17, 2005, February 28, 2005, March 2, 2005, March 4, 2005, March 9, 2005, March 31, 2005, April 4, 2005, April 20, 2005, May 3, 2005, June 2, 2005, June 3, 2005, July 5, 2005, July 20, 2005, August 2, 2005 and September 2, 2005.

•	The description of our common stock contained in our Registration Statement on Form 8-A/ A#3, as filed with the SEC on February 6, 2001.

•	The description and terms of the preferred share purchase rights associated with our outstanding common stock contained in our registration statement on Form 8-A/ A, as filed with the SEC on March 17, 2004.
      Our SEC file number is 0-9781.
      We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.
      You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
Continental Airlines, Inc.
1600 Smith Street,
Dept. HQSEO
Houston, Texas 77002
Attention: Secretary
(713) 324-2950

SUMMARY
The Offering
      This prospectus describes the pass through certificates that we may offer from time to time after the date of this prospectus. The proceeds of these offerings will be used to provide funds for the financing or refinancing of our aircraft.
Certificates
      Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. For convenience, we may refer to pass through certificates as “certificates” and refer to the holder of a pass through certificate as a “certificateholder.”
      The beneficial interest in a pass through trust represented by a certificate will be a percentage interest in the property of that trust equal to the original face amount of such certificate divided by the original face amount of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust.
      The property that will be held by each pass through trust will include equipment notes secured by aircraft that we own or lease. Payments of principal, premium, if any, and interest on the equipment notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.
      If certificates of any series are entitled to the benefits of a liquidity facility or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility or other form of credit enhancement. A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement under which another person agrees to make certain payments in respect of the certificates if there is a shortfall in amounts otherwise available for distribution. While a liquidity facility is designed to increase the likelihood of the timely payment of certain amounts due under certificates, it is not a guarantee of timely or ultimate payment.
      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider.
      We may offer and sell up to $1,000,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements in one or more offerings of certificates. The initial offering price may be denominated in U.S. dollars or foreign currencies based on the applicable exchange rate at the time of sale.
Pass Through Trusts
      We will form a separate pass through trust to issue each series of certificates. Each pass through trust will be formed by us, as creator of each pass through trust, and a national or state bank or trust company, as trustee. Unless otherwise stated in a prospectus supplement, Wilmington Trust Company will be the trustee of each pass through trust. For convenience, we may refer to the pass through trustee as the trustee.
      Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The beneficiaries of a pass through trust will be the holders of certificates issued by that trust. The trust instrument for each pass through trust will consist of a basic pass through trust agreement between us and the pass through trustee, which we refer to as the “Basic Agreement”, and a supplement to that basic agreement, which we refer to as a “pass through trust supplement.”
      When a pass through trust supplement is signed and delivered, the pass through trustee, on behalf of the related pass through trust, will enter into one or more purchase or refunding agreements, typically referred to as “note purchase agreements” or “participation agreements,” under which it will agree to purchase one or more promissory notes secured by aircraft described in the applicable prospectus supplement. These secured promissory notes are referred to as “equipment notes.”
      Under the applicable note purchase agreement or participation agreement, the pass through trustee, on behalf of the related pass through trust, will purchase one or more equipment notes. The equipment notes that are the property of a pass through trust will have:

•	identical interest rates, in each case equal to the rate applicable to the certificates issued by such pass through trust; and

•	identical priority of payment relative to each of the other equipment notes held for such pass through trust.
      If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are originally issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.
Equipment Notes
      The equipment notes owned by a pass through trust may consist of any combination of:

•	Equipment notes issued by an owner trustee and secured by an aircraft owned by that trustee and leased to us. We refer to these equipment notes as “leased aircraft notes.”

•	Equipment notes issued by us and secured by an aircraft owned by us. We refer to these equipment notes as “owned aircraft notes.”
      Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft and then that owner trust will lease the aircraft to us. The investors that are the beneficiaries of the owner trusts are typically referred to as owner participants. Each owner participant will contribute a portion of the purchase price of the aircraft to the owner trust, and the remainder of the purchase price of the aircraft will be financed, or “leveraged”, through the issuance of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.
      The leased aircraft notes will be issued pursuant to a separate indenture between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of leased aircraft notes will be referred to as a “leased aircraft indenture.” The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.
      In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to a loan trustee as security for the owner trustee’s obligations to pay principal of, premium, if any, and interest on the leased aircraft notes.
      Payments or advances required to be made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. However, we will not have any direct obligation to pay principal of, or interest on, the leased aircraft notes. No owner participant or owner trustee will be personally liable for any amount payable under a leased aircraft indenture or the leased aircraft notes issued under that indenture.
      Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture relating to that owned aircraft. Each separate indenture relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. The indenture entered into in connection with the issuance of owned aircraft notes will be referred to as an “owned aircraft indenture.” Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the “indentures”. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.
      Unlike the leased aircraft notes, we will have a direct obligation to pay the principal of, and interest on, the owned aircraft notes.
CONTINENTAL AIRLINES, INC.
      We are the world’s sixth largest airline (as measured by the number of scheduled miles flown by revenue passengers, known as revenue passenger miles, in 2004). Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly-owned subsidiary of ExpressJet Holdings, Inc. from which we purchase seat capacity, and our wholly owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, we operate more than 2,500 daily departures throughout the Americas, Europe and Asia. As of July 31, 2005, we flew to 131 domestic and 123 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. We directly served 23 European cities, eight South American cities, Tel Aviv, Hong Kong, Beijing and Tokyo as of July 31, 2005. In addition, we provide service to more destinations in Mexico and Central America than any other U.S. airline, serving 41 cities. Through our Guam hub, CMI provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier.
      We are a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002. Our telephone number is (713) 324-2950.
USE OF PROCEEDS
      Except as set forth in a prospectus supplement for a specific offering of certificates, the certificates will be issued in order to provide funds for:

•	the financing or refinancing of the debt portion and, in certain cases, the refinancing of some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee, with respect to the leased aircraft as described in the applicable prospectus supplement; and

•	the financing or refinancing of debt to be issued, or the purchase of debt previously issued, by us in respect of the owned aircraft as described in the applicable prospectus supplement.

      Except as set forth in a prospectus supplement for a specific offering of certificates, the proceeds from the sale of the certificates will be used by the pass through trustee on behalf of the applicable pass through trust or pass through trusts to purchase either:

•	leased aircraft notes issued by one or more owner trustees to finance or refinance, as specified in the applicable prospectus supplement, the related leased aircraft; or

•	owned aircraft notes issued by us to finance or refinance, as specified in the applicable prospectus supplement, the related owned aircraft.
      If any portion of the proceeds of an offering of a series of certificates is not used to purchase equipment notes on the date the certificates are issued, those proceeds will be held for the benefit of the certificateholders. If any of the proceeds are not later used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders. See “Description of Certificates — Delayed Purchase of Equipment Notes”.
RATIO OF EARNINGS TO FIXED CHARGES
      The ratios of our “earnings” to our “fixed charges” for the six months ended June 30, 2005 and for each of the years 2000 through 2004 were:

Six Months Ended
	Year Ended December 31,
June 30,
2005	2004	2003	2002	2001	2000

(1)	(2)	1.14	(3)	(4)	1.49

(1)	For the six months ended June 30, 2005, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $97 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	For the year ended December 31, 2004, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $490 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $658 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. We would have had to generate additional pre-tax earnings of approximately $161 million to achieve a ratio of earnings to fixed charges of 1.0.
      The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, “earnings” means the sum of:

•	our pre-tax income (loss) adjusted for undistributed income of companies in which we have a minority equity interest; and

•	our fixed charges, net of interest capitalized.
      “Fixed charges” represent:

•	the interest we pay on borrowed funds;

•	the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

•	that portion of rentals considered to be representative of the interest expense.

DESCRIPTION OF THE CERTIFICATES
      The following summary describes the material terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this prospectus, the provision of the prospectus supplement will control.
      Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement between the pass through trustee and us as the “Basic Agreement,” and to the Basic Agreement as supplemented by a supplement as a “pass through trust agreement.” The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.
General
      Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.
      Certificates for a pass through trust will be issued pursuant to the pass through trust agreement applicable to such pass through trust. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in a minimum denomination of $1,000 or a multiple of $1,000, except that one certificate of each series may be issued in a different denomination.
      Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the certificate. All payments and distributions made with respect to a certificate will be made only from the property owned by the pass through trust that issued the certificate. The certificates do not represent an interest in or obligation of Continental, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Each certificateholder by its acceptance of a certificate agrees to look solely to the income and proceeds from the property of the applicable pass through trust as provided in the pass through trust agreement.
      The property of each pass through trust for which a series of certificates will be issued will include:

•	the equipment notes held for the pass through trust;

•	all monies at any time paid under the equipment notes held for the pass through trust;

•	the rights of such pass through trust to acquire equipment notes;

•	funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

•	if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.
      The rights of a pass through trustee to receive monies payable under equipment notes held for that pass through trustee may be subject to the effect of subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates. An intercreditor agreement refers to an agreement among the pass through trustees and, if applicable, a liquidity provider under a liquidity facility, as creditors of the issuers of the equipment notes owned by the pass through trustees. An intercreditor agreement will set forth the terms and conditions upon which payments made under the equipment notes and payments made under any liquidity facility will be received, shared and distributed among the several pass through trustees and the liquidity provider. In addition, the intercreditor agreement will set forth agreements among the pass through trustees and the liquidity provider relating to the exercise of remedies under the equipment notes and the indentures.
      Cross-subordination refers to an agreement under which payments on a junior class of equipment notes issued under an indenture are distributed to a pass through trustee that holds a senior class of equipment notes issued under a different indenture on which all required payments were not made. The effect of this distribution mechanism is that holders of certificates of a pass through trust that owns a junior class of equipment notes will not receive payments made on that junior class of equipment notes until certain distributions are made on the certificates of the pass through trust that owns a senior class of equipment notes.
      Equipment notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.
      Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements.
      Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the equipment notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the equipment notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will be obligated to make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.
      We will issue owned aircraft notes under separate owned aircraft indentures. Owned aircraft notes will be issued in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.
      An indenture may provide for the issuance of multiple classes of equipment notes. If an indenture provides for multiple classes of equipment notes, it may also provide for differing priority of payments among the different classes. Equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority of payment may be held for the same pass through trust.
      Except as set forth in the prospectus supplement for any series of certificates, interest payments on the equipment notes held for a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders’ right to receive payments made in respect of the equipment notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.
      We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

•	the specific designation, title and amount of the certificates;

•	amounts payable on and distribution dates for the certificates;

•	the currency or currencies, including currency units, in which the certificates may be denominated;

•	the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

•	a description of the equipment notes to be purchased by the pass through trust issuing that series of certificates, including:

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which the equipment notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee;

•	the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft; and

•	any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

•	a description of the aircraft to be financed with the proceeds of the issuance of the equipment notes;

•	a description of the note purchase agreement or participation agreement setting forth the terms and conditions upon which that pass through trust will purchase equipment notes;

•	a description of the indentures under which the equipment notes to be purchased for that pass through trust will be issued;

•	a description of the events of default, the remedies exercisable upon the occurrence of events of default and any limitations on the exercise of those remedies under the indentures pursuant to which the equipment notes to be purchased for that pass through trust will be issued;

•	if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us;

•	if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing:

•	the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases; and

•	any limitations on the exercise of remedies with respect to the leased aircraft notes;

•	if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

•	if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

•	a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of equipment notes;

•	a description of any cross-default provisions in the indentures;

•	a description of any cross-collateralization provisions in the indentures;

•	a description of any agreement among the holders of equipment notes and any liquidity provider governing the receipt and distribution of monies with respect to the equipment notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

•	a description of any liquidity facility or other credit enhancement relating to the certificates;

•	if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of equipment notes and the financing of an owned aircraft or leased aircraft; and

•	any other special terms pertaining to the certificates.
      The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease results in a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where collateral that secures obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.
Book-Entry Registration

General
      If specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.
      Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., the nominee of DTC. No purchaser of a certificate will be entitled to receive a physical certificate representing an interest in the global certificates, except as set forth below under “— Physical Certificates”. For convenience, we refer to such purchasers as “certificate owners”. Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.
      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.
      Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•	any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.
      A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.
      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, are indirect participants in the DTC system.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificate owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate owners that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificate owners will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be.
      Under a book-entry format, certificate owners may experience some delay in their receipt of payments, because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant’s holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. Each such DTC participant will forward payments to its indirect DTC participants in accordance with standing instructions and customary industry practices. DTC participants and indirect DTC participants will be responsible for forwarding distributions to certificate owners for whom they act. Accordingly, although certificate owners will not possess physical certificates, DTC’s rules provide a mechanism by which certificate owners will receive payments on the certificates and will be able to transfer their interests.
      Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificate owners will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificate owners will be permitted to exercise their rights under the pass through trust agreement only indirectly through DTC. DTC will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. In the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC participants are on file with the SEC.
      A certificate owner’s ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to the certificates, may be limited due to the lack of a physical certificate to evidence ownership of the certificates, and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.
      Neither we nor the pass through trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.
      The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than U.S. dollars.

Same-Day Settlement and Payment
      As long as the certificates are registered in the name of DTC or its nominee, we will make all payments to the loan trustee under any lease or any owned aircraft indenture in immediately available funds. The pass through trustee will pass through to DTC in immediately available funds all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust.
      Any certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

Physical Certificates
      Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

•	we advise the pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we are unable to locate a qualified successor;

•	we elect to terminate the book-entry system through DTC; or

•	after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the certificate owners’ best interest.
      Upon the occurrence of any of the events described in the three subparagraphs above, the applicable pass through trustee will notify all certificate owners through DTC participants of the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificate owners.
      After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.
      Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.
Payments and Distributions
      Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement for a series of certificates:

•	Payments of principal, premium, if any, and interest with respect to the equipment notes held for each pass through trust will be distributed by the pass through trustee, upon receipt, to certificateholders of that trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement. Payments of principal of, and interest on, the unpaid principal amount of the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in the applicable prospectus supplement.

•	Each certificateholder of a pass through trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held for such pass through trust.
      If we elect or are required to redeem equipment notes relating to one or more aircraft prior to their scheduled maturity date, payments of principal, premium (if any) and interest received by the pass through trustee as a result of the early redemption will be distributed on a special distribution date determined as described in the applicable prospectus supplement. Payments received by the pass through trustee following a default under the equipment notes held for a pass through trust will also be distributed on a special distribution date determined in the same way. However, if following such a default the pass through trustee receives any scheduled payments on equipment notes on a regular distribution date or within five days thereafter, the pass through trustee will distribute those payments on the date they are received. In addition, if following a default under equipment notes the pass through trustee receives payments on the equipment notes on a regular distribution date by making a drawing under any liquidity facility, as described in the applicable prospectus supplement, those payments will be distributed to certificateholders on the regular distribution date. The pass through trustee will mail notice to the certificateholders of record of the applicable pass through trust stating the anticipated special distribution date.
Pool Factors
      Unless otherwise described in the applicable prospectus supplement, the “pool balance” for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders (excluding any payments of interest or premium). The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.
      Unless otherwise described in the applicable prospectus supplement, the “pool factor” for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the original aggregate face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held for that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. Each pass through trust will have a separate pool factor.
      The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, a certificate will represent a share of the pool balance of that pass through trust equal to the product obtained by multiplying the original face amount of the certificate by the pool factor for the pass through trust that issued such certificate. The pool factor and pool balance of each past through trust will be mailed to the certificateholders of the pass through trust on each distribution date.
      The pool factor for each pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held by that pass through trust, unless there is an early redemption or purchase of equipment notes held by a pass through trust or if a default occurs in the repayment of equipment notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed, and a notice will be mailed to the certificateholders of the pass through trust.
Reports to Certificateholders
      The pass through trustee will include with each distribution of a payment to certificateholders a statement setting forth the following information:

•	the amount of the distribution allocable to principal and the amount allocable to premium, if any;

•	the amount of the distribution allocable to interest; and

•	the pool balance and the pool factor for the pass through trust after giving effect to the distribution.
      As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC’s books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificate owners.
      After the end of each calendar year, each pass through trustee will prepare a report for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year. This report will contain the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, if the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other information that is readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificate owners in the manner described above.
      If the certificates of a pass through trust are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.

Voting of Equipment Notes
      A pass through trustee has the right to vote and give consents and waivers with respect to the equipment notes held by that pass through trust. However, the pass through trustee’s right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

•	the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the equipment notes held for its pass through trust at its own discretion;

•	the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

•	if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.
      If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the equipment notes held for the pass through trust that issued the certificates, as described in the applicable prospectus supplement.
Events of Default and Certain Rights Upon an Event of Default
      The prospectus supplement will specify the events of default that can occur under the pass through trust agreement and under the indentures relating to the equipment notes held for the related pass through trust. In the case of a leased aircraft indenture, an indenture default will include events of default under the related lease. In the case of any equipment notes that are supported by a liquidity facility, a default may include events of default under that liquidity facility.
      Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in a default under any particular indenture will not necessarily result in an a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal and interest on the equipment notes issued under the indentures with respect to which a default has not occurred will continue to be made as originally scheduled.
      As described below under “— Cross-Subordination Issues”, a prospectus supplement may describe the terms of any cross-subordination provisions among certificateholders of separate pass through trusts. If cross-subordination is provided, payments made pursuant to an indenture under which a default has not occurred may be distributed first to the holders of the certificates issued under the pass through trust which holds the most senior equipment notes issued under all of the indentures.
      The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure a default under the indenture, including a default that results from the occurrence of a default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, with respect to any pass through certificates or equipment notes entitled to the benefits of a liquidity facility, a drawing under the liquidity facility for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment will not cure a default related to our failure.
      The prospectus supplement related to a series of pass through certificates will describe the circumstances under which the pass through trustee of the related pass through trust may vote some or all of the equipment notes held in the pass through trust. The prospectus supplement also will set forth the percentage of certificateholders of the pass through trust entitled to direct the pass through trustee to take any action with respect to the equipment notes. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then the ability of the certificateholders issued with respect to any one pass through trust to cause the loan trustee with respect to any equipment notes held in the pass through trust to accelerate the equipment notes under the applicable indenture or to direct the exercise of remedies by the loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under that indenture and held in that pass through trust to the aggregate principal amount of all equipment notes outstanding under that indenture.
      In addition, if cross-subordination provisions are applicable to any series of certificates, then the ability of the certificateholders of any one pass through trust holding equipment notes issued under an indenture to cause the loan trustee with respect to any equipment notes held in that pass through trust to accelerate the equipment notes under that indenture or to direct the exercise of remedies by the loan trustee under that indenture will depend, in part, upon the class of equipment notes held in the pass through trust. If the equipment notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold equipment notes with different terms from the equipment notes held in the other pass through trusts and therefore the certificateholders of each pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes issued under the same indenture. In addition, so long as the same institution acts as pass through trustee of each pass through trust, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for the pass through trust could for the same reason be faced with a potential conflict of interest upon a default under an indenture. In that event, the pass through trustee has indicated that it would resign as pass through trustee of one or all the pass through trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.
      The prospectus supplement for a series of certificates will specify whether and under what circumstances the pass through trustee may sell for cash to any person all or part of the equipment notes held in the related pass through trust. Any proceeds received by the pass through trustee upon a sale will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of the pass through trust for the deposit of the special payments and will be distributed to the certificateholders of the pass through trust on a special distribution date.
      The market for equipment notes in default may be very limited, and we cannot assure you that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, owner participant or the pass through trustee. Furthermore, neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust so long as no default under an indenture exists.
      Any amount, other than scheduled payments received on a regular distribution date, distributed to the pass through trustee of any pass through trust by the loan trustee under any indenture on account of the equipment notes held in that pass through trust following a default under such indenture will be deposited in the special payments account for that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. In addition, if a prospectus supplement provides that the applicable owner trustee may, under circumstances specified in the prospectus supplement, redeem or purchase the outstanding equipment notes issued under the applicable indenture, the price paid by the owner trustee to the pass through trustee of any pass through trust for the equipment notes issued under that indenture and held in that pass through trust will be deposited in the special payments account for the pass through trust and will be distributed to the certificateholders of the pass through trust on a special distribution date.
      Any funds representing payments received with respect to any equipment notes in default held in a pass through trust, or the proceeds from the sale by the pass through trustee of any of those equipment notes, held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted investments pending the distribution of the funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.
      The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires the pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the equipment notes held for a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders of such pass through trust. The term “default” as used in this paragraph means only the occurrence of a default under an indenture with respect to equipment notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.
      The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to require reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.
      The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust and its consequences. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default under an indenture.
Merger, Consolidation and Transfer of Assets
      We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other corporation unless the surviving, successor or transferee corporation:

•	is validly existing under the laws of the United States or any of its states;

•	is a citizen of the United States, as defined in Title 49 of the U.S. Code relating to aviation, referred to as the “Transportation Code,” holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, U.S. Code, if, and so long as, that status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code relating to the rights of creditors of an airline in the event of the airline’s bankruptcy; and

•	expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the note purchase agreements, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases.
      In addition, we will be required to deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.
Modifications of the Basic Agreement
      The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplemental trust agreement, without the consent of the holders of any of the certificates issued by such pass through trust, in order to do the following, among other things:

•	to provide for the formation of such pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

•	to evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the Basic Agreement and the pass through trust agreements;

•	to add to our covenants for the benefit of holders of such certificates, or to surrender any right or power in the Basic Agreement conferred upon us;

•	to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or any pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of such certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to such certificates;

•	to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

•	to modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the Basic Agreement other provisions as may be expressly permitted by the Trust Indenture Act;

•	to provide for a successor pass through trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee; and

•	to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.
      No pass through trust supplement may be made that will adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.
      The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

•	reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the equipment notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust;

•	change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

•	permit the disposition of any equipment note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable equipment note;

•	reduce the percentage of the aggregate fractional undivided interests of the pass through trust that is required in order for any supplement or waiver to be approved;

•	modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment;

•	alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of such pass through trust; or

•	adversely affect the status of any pass through trust as a grantor trust for U.S. federal income tax purposes.
Modification of Indenture and Related Agreements
      The prospectus supplement will specify the pass through trustee’s obligations if a pass through trustee, as the holder of any equipment notes held for a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the equipment notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the equipment notes or under any liquidity facility.
Cross-Subordination Issues
      The equipment notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold equipment notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only equipment notes having the same priority for distributions under the applicable indenture may be held in the same pass through trust. In that event, payments made on account of a subordinate class of certificates issued under a prospectus supplement may be subordinated, under circumstances described in the prospectus supplement, to the prior payment of all amounts owing to certificateholders of a pass through trust which holds senior equipment notes issued under the applicable indentures. The prospectus supplement related to an issuance of certificates will describe the “cross-subordination” provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to:

•	grant waivers of defaults under any applicable indenture;

•	consent to the amendment or modification of any applicable indenture; or

•	direct the exercise of remedial actions under any applicable indenture.
Termination of the Pass Through Trusts
      Our obligations and those of the pass through trustee with respect to a pass through trust will terminate upon the distribution to certificateholders of the pass through trust of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in the pass through trust. In no event will any pass through trust continue beyond 110 years following the date of the execution of the applicable pass through trust supplement, or any other final expiration date as may be specified in the pass through trust supplement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution to any certificateholder of the pass through trust will be made only upon surrender of that certificateholder’s certificates at the office or agency of the pass through trustee specified in the notice of termination.
Delayed Purchase of Equipment Notes
      On the issuance date of any certificates, if all of the proceeds from the sale of the certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In that event, the proceeds from the sale of the certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of equipment notes. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any proceeds are not used to purchase equipment notes by the date specified in the applicable prospectus supplement, the proceeds will be returned to the certificateholders.

Liquidity Facility
      The related prospectus supplement may provide that one or more payments of interest on the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of the liquidity facility may have a claim on money and property belonging to a pass through trust that is senior to the certificateholders’ as specified in the related prospectus supplement.
The Pass Through Trustee
      Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be Wilmington Trust Company. With certain exceptions, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the equipment notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under that agreement unless they will have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates and, subject to certain conditions, may otherwise deal with us and, with respect to the leased aircraft, with any owner trustee with the same rights it would have if it were not the pass through trustee.
      The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove the pass through trustee, or any certificateholder of the pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor trustees in the event of a resignation or removal.
      The Basic Agreement provides that we will pay the pass through trustee’s fees and expenses and indemnify the pass through trustee against certain liabilities.
DESCRIPTION OF THE EQUIPMENT NOTES
      The statements made under this caption are summaries, and we refer you to the entire prospectus and detailed information appearing in the applicable prospectus supplement. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, those statements refer to any equipment notes and any indenture.
      To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.
General
      The equipment notes will be issued under indentures. Equipment notes secured by an aircraft that is leased to us will be issued under an indenture between an owner trustee and a loan trustee. Equipment notes secured by an aircraft that is owned by us will be issued under an indenture between a loan trustee and us.
      The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.
      We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.
Principal and Interest Payments
      Interest received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust on the dates and at the annual rate set forth in the applicable prospectus supplement until the final distribution for that pass through trust. Principal payments received by the pass through trustee on the equipment notes held in a pass through trust will be passed through to the certificateholders of that pass through trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that pass through trust.
      If any date scheduled for any payment of principal, premium, if any, or interest with respect to the equipment notes is not a business day, the payment will be made on the next succeeding business day without any additional interest.
Redemption
      The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the equipment notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. The prospectus supplement will also describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the equipment notes.
Security
      The leased aircraft notes will be secured by:

•	an assignment by the related owner trustee to the related loan trustee of the owner trustee’s rights, except for certain rights described below, under the lease or leases with respect to the related aircraft, including the right to receive payments of rent under those leases; and

•	a mortgage granted to the loan trustee on the aircraft, subject to our rights under the lease or leases.
      Under the terms of each lease, our obligations in respect of each leased aircraft will be those of a lessee under a “net lease”. Accordingly, we will be obligated, among other things and at our expense, to cause each leased aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled. With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

•	rights of the owner trustee and the related owner participant relating to indemnification by us for certain matters;

•	insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance maintained by us pursuant to the lease or by the owner trustee or the owner participant;

•	insurance proceeds payable to the owner trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant pursuant to the lease; and

•	any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.
      The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the owned aircraft. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft or cause it to be maintained, serviced, repaired and overhauled.
      We will be required, except under certain circumstances, to keep each aircraft registered under the Transportation Code, and to record the indenture and the lease, if applicable, among other documents, with respect to each aircraft under the Transportation Code. Recordation of the indenture, the lease, if applicable, and other documents with respect to each aircraft will give the related loan trustee a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft, referred to as the “Convention,” provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.
      We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee’s security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which the security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.
      Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized. Consequently, the equipment notes issued in respect of any one aircraft will not be secured by any other aircraft. Unless and until a default under an indenture with respect to a leased aircraft has occurred and is continuing, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.
      The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.
      In the case of Chapter 11 bankruptcy proceedings involving a holder of “equipment” (defined as described below), Section 1110 of the U.S. Bankruptcy Code provides special rights to lessors, conditional vendors and holders of security interests with respect to such equipment. Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Ordinarily, such right would be limited by the “automatic stay” under the Bankruptcy Code. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its obligations that become due on or after that date and cures all defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.
      “Equipment” is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994).
      In connection with any issuance of certificates under this prospectus and the applicable prospectus supplement, it will be a condition to the pass through trustee’s obligation to purchase equipment notes with respect to each aircraft that our outside counsel provide its opinion (which may assume that we hold, at the time of the lease or mortgage, as the case may be, an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo) to the Pass Through Trustee that:

•	if the aircraft is a leased aircraft, the owner trustee, as lessor under the lease for the aircraft, and the loan trustee, as assignee of the owner trustee’s rights under the lease pursuant to the applicable indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft; or

•	if the aircraft is an owned aircraft, the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the owned aircraft.
      The opinion will not address the possible replacement of an aircraft after an “Event of Loss”, as defined in the applicable indenture, in the future.
Ranking of Equipment Notes
      Some of the equipment notes related to one or more aircraft, as described in the related prospectus supplement, may be subordinated and junior in right of payment to other equipment notes related to the same aircraft. The terms of the subordination, if any, will be described in the related prospectus supplement.
Payments and Limitation of Liability
      We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring on a date no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease to an owner trustee, as lessor. The owner trustee will assign these payments under the applicable indenture to the related loan trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the owner trustee on the leased aircraft notes issued under the indenture. Each lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related leased aircraft notes. The balance of any basic rent payment under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture corresponding to the lease, will be paid over to the applicable owner trustee. Our obligation to pay rent and to cause other payments to be made under each lease will be our direct obligation.
      Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our direct obligation. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable for or incur any liability under the indentures. Except in the circumstances described above, all amounts payable under any leased aircraft notes, other than payments made in connection with an optional redemption or purchase by the related owner trustee or the related owner participant, will be made only from:

•	the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft, including rent payable by us under the related lease; or

•	if so provided in the related prospectus supplement, the applicable liquidity facility.
      With respect to the leased aircraft notes, except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes. None of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes to the related loan trustee or to any holder of any leased aircraft note.
      Our obligations under each owned aircraft indenture and under the owned aircraft notes will be our direct obligations.
Defeasance of the Indentures and the Equipment Notes in Certain Circumstances
      Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of the deposit) principal, premium, if any, and interest on all equipment notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling to the effect that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.
      Upon defeasance of the equipment notes, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of maturity, the holders of the equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the indenture and the lien will terminate.
Assumption of Obligations by Continental
      Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft.
Liquidity Facility
      The related prospectus supplement may provide that one or more payments of interest on the related equipment notes of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the liquidity facility will have a claim upon the assets securing the equipment notes senior to the claim of the pass through trustee, as owner of the equipment notes.
Intercreditor Issues
      Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though they are issued by the same borrower and relate to the same aircraft. If multiple classes of equipment notes are issued, the related prospectus supplement will describe the priority of distributions among the equipment notes, any liquidity facilities, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the equipment notes are leased aircraft notes, the related lease, and certain other intercreditor terms and provisions.
U.S. FEDERAL INCOME TAX MATTERS
General
      Unless otherwise indicated in the applicable prospectus supplement, the following summary describes all material generally applicable U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus, and in the opinion of Hughes Hubbard & Reed LLP, our special tax counsel, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to beneficial owners of certificates that are citizens or residents of the United States, corporations created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source or trusts that meet the following two tests: (1) a U.S. court is able to exercise primary supervision over the administration of the trust and (2) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, and that will hold the certificates as capital assets.
      This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold certificates as part of a straddle or holders that have a “functional currency” other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the public offering price as part of the initial offering. The summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States, nor does it describe any estate or gift tax consequences.
      The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations, in final or proposed form, available on or before that date. All of the foregoing are subject to change, which change could apply retroactively and could alter the tax consequences discussed below. We have not sought any ruling from the IRS with respect to the tax consequences, described below, and we cannot assure you that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.
Tax Status of the Pass Through Trusts
      In the opinion of our special tax counsel, each pass through trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Taxation of Certificateholders General
      A U.S. certificateholder will be treated as owning its pro rata undivided interest in each of the equipment notes and any other property held by the related pass through trust. Accordingly, each U.S. certificateholder’s share of interest paid on the equipment notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. certificateholder’s method of accounting for U.S. federal income tax purposes, and a U.S. certificateholder’s share of any premium paid on redemption of an equipment note will be treated as capital gain. If a pass through trust is supported by a liquidity facility, any amounts received by the pass through trust under the liquidity facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If we assume an owner trust’s obligations under leased aircraft notes, the assumption would be treated for federal income tax purposes as a taxable exchange of the leased aircraft notes, resulting in recognition of gain or loss by the U.S. certificateholder.
      Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code”. Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder will be required to include in income and will be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder’s share of fees or expenses will be allowed only to the extent that all of the certificateholder’s miscellaneous itemized deductions, including the certificateholder’s share of fees and expenses, exceed 2% of the certificateholder’s adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.
Effect of Subordination of Certificateholders of Subordinated Trusts
      If any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the equipment notes held by it because of the subordination of such pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal, or premium;

•	paid over to the preferred class of certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.
      Under this analysis:

•	subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though that amount was in fact paid to a preferred class of certificateholders;

•	a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•	reimbursement of the shortfall before a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been previously included in income.
These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Original Issue Discount
      The equipment notes may be issued with original issue discount, referred to as OID. The prospectus supplement will state whether any equipment notes to be held by the related pass through trust will be issued with OID. Generally, a holder of a debt instrument issued with OID that exceeds a statutorily defined de minimis amount must include the OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.
Sale or Other Disposition of the Certificates
      Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition, other than any amount attributable to accrued interest which will be taxable as ordinary income, and the U.S. certificateholder’s adjusted tax basis in the related equipment notes and any other property held by the corresponding pass through trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum rate of tax on net long-term capital gains is currently 15%. After December 31, 2008, the maximum rate is scheduled to return to the previous maximum rate of 20%.
Foreign Certificateholders
      Subject to the discussion of backup withholding below, payments of principal and interest (including any OID) on the equipment notes to, or on behalf of, any beneficial owner of a certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner participant or us;

•	the non-U.S. certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us; and

•	certain certification requirements (including identification of the beneficial owner of the certificate) are complied with.
      Any capital gain realized upon the sale, exchange, retirement or other disposition of a certificate or upon receipt of premium paid on an equipment note by a non-U.S. certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the non-U.S. certificateholder and (ii) in the case of an individual, such non-U.S. certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.
Backup Withholding
      Payments made on the certificates will not be subject to a backup withholding tax unless, in general, the certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Currently, the backup withholding tax rate is 28%.
ERISA CONSIDERATIONS
      Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.
PLAN OF DISTRIBUTION
      Certificates may be sold to one or more underwriters for public offering and resale by them. Certificates may also be sold to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.
      The certificates may be sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement.
      In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.
      If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, we will sell the certificates to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. The dealer will be named in, and the terms of the sale, will be set forth in the applicable prospectus supplement.
      Certificates may be offered and sold through agents designated by us from time to time. The agent involved in the offer or sale of the certificates will be named in, and any commissions payable by us to the agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.
      We may solicit directly offers to purchase certificates, and certificates may be sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of these sales will be described in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with our direct sales.
      Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

      Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
      If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on the date or dates stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to these contracts will not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom these contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. These contracts will not be subject to any conditions, except for the condition that the purchase by an institution of the certificates not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which the institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these contracts.
      If an underwriter or underwriters is used in the sale of any certificates, the applicable prospectus supplement will state the intention, if any, of the underwriters at the date of the prospectus supplement to make a market in the certificates. We cannot assure you that there will be a market for the certificates.
      The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.
LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will render an opinion with respect to the validity of the certificates being offered by such prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Hughes Hubbard & Reed LLP will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.
EXPERTS
      Our consolidated financial statements and schedule appearing in our Annual Report on Form 10-K/ A for the year ended December 31, 2004, and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things, that we did not maintain effective internal control over financial reporting as of December 31, 2004, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weakness described therein), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. Continental Airlines, Inc. (the “Company”) will bear all of these expenses.

Registration fee	$86,300
Fees and expenses of accountants	75,000	*
Fees and expenses of legal counsel	150,000	*
Fees of rating agencies	75,000	*
Blue Sky fees and expenses (including counsel)	5,000	*
Printing and engraving expenses	75,000	*
Miscellaneous	18,700	*

Total	$485,000	*

*	Estimates

Item 15.	Indemnification of Directors and Officers.
      The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the “GCL”). Section 145 of the GCL provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises’ shall include employee benefit plans; references to “fines’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation’ as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the director’s fiduciary duties. The bylaws of the Company provide as follows:

“No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended.”
      The Company maintains directors’ and officers’ liability insurance.

Item 16.	Exhibits.

**1	.1	—	Form of Underwriting Agreement.

4.1		—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.2		—	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.3		—	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

4.4		—	Corrected Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.5		—	Bylaws of Continental to date (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.6		—	Specimen Series B Preferred Stock Certificate of the Company (incorporated by reference to Exhibit 3.1(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.7		—	Amended and Restated Rights Agreement, dated as of November 15, 2000, between Continental and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.11 to Continental’s Current Report on Form 8-K dated November 15, 2000).

4.8		—	Form of Rights Certificate, included as Exhibit B to Exhibit 4.7 (incorporated by reference to Exhibit 99.11 to the Form 8-K dated November 15, 2000).

4.9		—	Amendment to Amended and Restated Rights Agreement dated as of March 12, 2004 between Continental Airlines, Inc. and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, LLC) (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form 8-A/ A filed on March 17, 2004).

4.10		—	Warrant Agreement dated as of April 27, 1993, between the Company and the Company, as warrant agent (incorporated by reference to Exhibit 4.7 to the Company’s Form 8-K filed with the SEC on April 16, 1993).

4.11		—	Senior Debt Indenture by and between the Company and Bank One, N.A., dated as of July 15, 1997 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 10, 1998).

4.12		—	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on June 16, 1997).

**4	.13	—	Form of Debt Securities.

4.14		—	Specimen Class B Common Stock Certificate of the company (incorporated by reference to Exhibit 4.1 to Continental’s Form S-1 Registration Statement (No. 333-68870)

**4	.15	—	Form of Preferred Stock Certificate.

**4	.16	—	Form of Depositary Agreement.

**4	.17	—	Form of Depositary Receipt.

**4	.18	—	Form of Warrants.

**4	.19	—	Form of Stock Purchase Contracts.

**4	.20	—	Form of Stock Purchase Units.

4.21		—	Form of Pass Through Trust Agreement (incorporated by reference to Exhibit 4.1 to Continental’s Form S-3 Registration Statement (No. 333-31285)).

*5	.1	—	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities (other than the pass through certificates).

*5	.2	—	Opinion of Hughes Hubbard & Reed LLP, as to the validity of the pass through certificates.

*12	.1	—	Calculation of Ratio of Earnings to Fixed Charges.

*23	.1	—	Consent of Ernst & Young LLP.

*23	.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*23	.3	—	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.2).

*24	.1	—	Powers of Attorney.

*25	.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Debt Indenture.

***25	.2	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Debt Indenture.

*25	.3	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Pass Through Trust Agreement.

*	Filed herewith.

**	To be filed by amendment or in a Current Report on Form 8-K.

***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-2 thereunder.

Note:	Continental Airlines, Inc. hereby agrees to furnish to the SEC, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4)(iii)(A) of Regulation S-K.

Item 17.	Undertakings
      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses a and b above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file an application for the purpose of determining the eligibility of the trustee under the Subordinated Debt Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

5. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, September 13, 2005.

CONTINENTAL AIRLINES, INC.

By:	/s/ Jeffrey J. Misner

Name: Jeffrey J. Misner

Title:	Executive Vice President and

Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities indicated, on September 13, 2005.

Signature	Title

/s/ Lawrence W. Kellner Lawrence W. Kellner	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jeffrey J. Misner Jeffrey J. Misner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Chris T. Kenny Chris T. Kenny	Vice President and Controller (Principal Accounting Officer)

* Thomas J. Barrack, Jr.	Director

* Kirbyjon H. Caldwell	Director

* Douglas H. McCorkindale	Director

* Henry L. Meyer III	Director

* Oscar Munoz	Director

* George G. C. Parker	Director

Signature		Title

/s/ Jeffery A. Smisek Jeffery A. Smisek		Director

* Karen Hastie Williams		Director

* Ronald B. Woodard		Director

* Charles A. Yamarone		Director

*By:	/s/ Jennifer L. Vogel Name: Jennifer L. Vogel Attorney-in-Fact

EXHIBIT INDEX

**1	.1	—	Form of Underwriting Agreement.

4.1		—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.2		—	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.3		—	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

4.4		—	Corrected Certificate of Designations of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.5		—	Bylaws of Continental to date (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

4.6		—	Specimen Series B Preferred Stock Certificate of the Company (incorporated by reference to Exhibit 3.1(c) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.7		—	Amended and Restated Rights Agreement, dated as of November 15, 2000, between Continental and ChaseMellon Shareholder Services, LLC (incorporated by reference to Exhibit 99.11 to Continental’s Current Report on Form 8-K dated November 15, 2000).

4.8		—	Form of Rights Certificate, included as Exhibit B to Exhibit 4.7 (incorporated by reference to Exhibit 99.11 to the Form 8-K dated November 15, 2000).

4.9		—	Amendment to Amended and Restated Rights Agreement dated as of March 12, 2004 between Continental Airlines, Inc. and Mellon Investor Services LLC (as successor to ChaseMellon Shareholder Services, LLC) (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form 8-A/ A filed on March 17, 2004).

4.10		—	Warrant Agreement dated as of April 27, 1993, between the Company and the Company, as warrant agent (incorporated by reference to Exhibit 4.7 to the Company’s Form 8-K filed with the SEC on April 16, 1993).

4.11		—	Senior Debt Indenture by and between the Company and Bank One, N.A., dated as of July 15, 1997 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on December 10, 1998).

4.12		—	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on June 16, 1997).

**4	.13	—	Form of Debt Securities.

4.14		—	Specimen Class B Common Stock Certificate of the company (incorporated by reference to Exhibit 4.1 to Continental’s Form S-1 Registration Statement (No. 333-68870).

**4	.15	—	Form of Preferred Stock Certificate.

**4	.16	—	Form of Depositary Agreement.

**4	.17	—	Form of Depositary Receipt.

**4	.18	—	Form of Warrants.

**4	.19	—	Form of Stock Purchase Contracts.

**4	.20	—	Form of Stock Purchase Units.

4.21		—	Form of Pass Through Trust Agreement (incorporated by reference to Exhibit 4.1 to Continental’s Form S-3 Registration Statement (No. 333-31285)).

*5	.1	—	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities (other than the pass through certificates).

*5	.2	—	Opinion of Hughes Hubbard & Reed LLP, as to the validity of the pass through certificates.

*12	.1	—	Calculation of Ratio of Earnings to Fixed Charges.

*23	.1	—	Consent of Ernst & Young LLP.

*23	.2	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*23	.3	—	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.2).

*24	.1	—	Powers of Attorney.

*25	.1	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Debt Indenture.

***25	.2	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Debt Indenture.

*25	.3	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Pass Through Trust Agreement.

*	Filed herewith.

**	To be filed by amendment or in a Current Report on Form 8-K.

***	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act and Rules 5b-1 through 5b-2 thereunder.

Note:	Continental Airlines, Inc. hereby agrees to furnish to the SEC, upon request, copies of certain instruments defining the rights of holders of long-term debt of the kind described in Item 601(b)(4)(iii)(A) of Regulation S-K.